HOW TO SUBSCRIBE

A.   Instructions.
     ------------

     Each person considering subscribing for the Shares should review the following instructions: Subscription Agreement: Please complete, execute and deliver to the Company the enclosed copy of the

     Subscription Agreement.
     -----------------------
     The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return one copy of the materials to you for your records.

     The Company shall have the right to accept or reject any subscription, in whole or in part.

     An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

     Payment :
     ---------
     Payment for the amount of the Shares subscribed for shall be made by delivery by the earlier of ________ ___, 2005 or such date as the Company shall specify by written notice to subscribers (unless such period is extended in the sole discretion of the President of the Company), of a cheque or wire transfer of immediately available funds to the Company at the address set forth below or an account specified by the Company. The closing of the transactions contemplated hereby (the "Closing") will be held on ________ ___ 2005 or such earlier date specified in such notice (unless the closing date is extended in the sole discretion of the President of the Company). There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering.

B.   Communications.
     --------------

     All documents and cheques should be forwarded to:

BOULDER CREEK EXPLORATIONS, INC. - 1450 Sasamat Street Vancouver, B.C. Canada V6R4G4. Attention: Puneet Sharan


THE PURCHASE OF SHARES OF BOULDER CREEK EXPLORATIONS, INC. INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.


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                        BOULDER CREEK EXPLORATIONS, INC.
                               1450 Sasamat Street
                       Vancouver, British Columbia V6R4G4


                             SUBSCRIPTION AGREEMENT


The undersigned (the "Subscriber") hereby irrevocably subscribes for that number of Shares set forth below, upon and subject to the terms and conditions set forth in the Corporation's SB-2 Registration Statement dated ________ ___, 2005.

Total Number of Shares to be Acquired: _____________________________ . Amount to be Paid (price of $0.20 per Share): ____________________________

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ______ of _________ , 2005.

                                              Subscriber's Social Security or
Signature  __________________________________ Tax Identification Number:
Print Name:__________________________________ ____________________________
                                              Signature of Co-owners if
Print Title:_________________________________ applicable:
Address:_____________________________________ ____________________________
Number and Street____________________________
City, State, Zip ____________________________


Name as it should appear on the Certificate:
______________________________________________________


If Joint Ownership, check one (all parties must sign above):
|_| Joint Tenants with Right of Survivorship
|_| Tenants in Common
|_| Community Property


If Fiduciary or Business Organization, check one:
|_| Trust
|_| Estate
|_| Power of Attorney
Name and Type of Business Organization: ________________________________________


                           ACCEPTANCE OF SUBSCRIPTION


The foregoing Subscription is hereby accepted for and on behalf of BOULDER CREEK EXPLORATIONS, INC. this _____ day of __________ , 2005.


BOULDER CREEK EXPLORATIONS, INC.


By ________________________________________________
      Puneet Sharan, President